UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PRELUDE THERAPEUTICS INCORPORATED

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
☐	Fee paid previously with preliminary materials.
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PRELUDE THERAPEUTICS INCORPORATED

200 Powder Mill Road

Wilmington, Delaware 19803

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 17, 2022

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders of Prelude Therapeutics Incorporated (the Company) will be held via a virtual meeting due to the public health and travel concerns our stockholders may have and recommendations that public health officials have issued and may issue in light of the coronavirus (COVID-19) pandemic. You will be able to participate in the 2022 Annual Meeting and vote during the 2022 Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/PRLD2022 on Friday, June 17, 2022 at 1:00 p.m. (Eastern Time). It is important that you retain a copy of the control number found on the proxy card or voting instruction form, as such number will be required in order for stockholders to gain access to the virtual meeting.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.

To elect three Class II directors, each to serve a three-year term through the 2025 annual meeting of stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 21, 2022 are entitled to receive notice of, and to vote at, the meeting and any adjournments thereof.

For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available upon request by any stockholder for any purpose relating to the meeting. Stockholders can request the list of stockholders through our investor relations website at https://investors.preludetx.com/investor-relations.

The stockholder list will also be available during the virtual meeting via www.virtualshareholdermeeting.com/PRLD2022.

Your vote as a stockholder of the Company is very important. Each share of common stock that you own represents one vote.

For questions regarding your stock ownership, you may contact our Investor Relations department at https://investors.preludetx.com/investor-relations or email Lindsey Trickett, Vice President of Investor Relations, at ltrickett@preludetx.com or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A. by email at shareholder@computershare.com or through their website at www.computershare.com. Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote through the internet or by telephone, or to request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Proxy Information” in the proxy statement.

By Order of the Board of Directors,
Krishna Vaddi, Ph.D.
Chief Executive Officer

Wilmington, Delaware

April 29, 2022

Important Notice Regarding the Availability of Proxy Materials for the virtual Annual Meeting of Stockholders to be held on June 17, 2022: the Proxy Statement and our Annual Report on Form 10-K are available at https://investors.preludetx.com/investor-relations.

PRELUDE THERAPEUTICS INCORPORATED

PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

PRELUDE THERAPEUTICS INCORPORATED

200 Powder Mill Road

Wilmington, Delaware 19803

PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 17, 2022

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors, or our Board, of Prelude Therapeutics Incorporated (the Company) for use at the Company’s 2022 Annual Meeting of Stockholders (Annual Meeting) to be held via a virtual meeting due to the public health and travel concerns our stockholders may have and recommendations that public health officials have issued and may issue in light of the coronavirus (COVID-19) pandemic. You will be able to participate in the Annual Meeting and vote during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/PRLD2022 on Friday, June 17, 2022 at 1:00 p.m. (Eastern Time), and any adjournment or postponement thereof. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the Securities and Exchange Commission (SEC), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies to each stockholder. On or about April 29, 2022, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021 (Form 10-K). The Notice of Internet Availability also provides instructions on how to vote and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email.

This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials while providing our stockholders timely access to this important information. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

GENERAL INFORMATION ABOUT THE MEETING

Purpose of the Meeting

At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum

Only holders of record of common stock at the close of business on April 21, 2022, the record date, will be entitled to vote at the meeting. At the close of business on April 21, 2022, 47,695,639 shares of common stock were outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote online at the virtual meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION

Voting Rights; Required Vote

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 21, 2022, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.

Stockholder of Record: Shares Registered in Your Name. If on April 21, 2022, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the internet or by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 21, 2022, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares, you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.

Each director will be elected by a plurality of the votes cast at the meeting. This means that the three individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one, two, three or all of the nominees or “WITHHOLD” your vote with respect to one, two, three or all of the nominees. You may not cumulate votes in the election of directors. Because directors are elected by a plurality of the votes received, only votes “FOR” will affect the outcome. Proposal No. 2 (Approval of the ratification of the appointment of our independent registered public accounting firm) will be obtained if the holders of a majority of shares present online at the meeting or represented by proxy and entitled to vote on the matter vote “FOR”. If you “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote. Proposal No. 2 is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum, but are not treated as votes cast.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting

The Board of Directors recommends that you vote FOR the election of each of the Class II directors named in this proxy statement (Proposal 1) and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2).

None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors nominated in Proposal 1.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•

vote online at the Annual Meeting -attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/PRLD2022. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail;

•	vote through the internet or by telephone - in order to do so, please follow the instructions shown on your proxy card; or
•

vote by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the meeting in the envelope provided.

Votes submitted through the internet or by telephone must be received by 11:59 p.m., (Eastern Time), on June 16, 2022. Submitting your proxy, whether by telephone, through the internet or by mail if you requested or received a paper proxy card, will not affect your right to vote online should you decide to attend the virtual meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct how to vote your shares. For Proposal 1, you may either vote “FOR” all of the nominees to the Board of Directors, or you may withhold your vote from any nominee you specify. For Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.

If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access and vote your proxy card. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access and vote each proxy card. If you requested or received paper proxy materials by mail, please complete, sign, date and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:

•	delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;
•	signing and delivering a proxy bearing a later date;
•	voting again through the internet or by telephone; or
•	attending and voting online at the meeting by following the instructions posted at www.virtualshareholdermeeting.com/PRLD2022 (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Electronic Access to the Proxy Materials

The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the meeting through the Internet;
•	instruct us to mail paper copies of our future proxy materials to you; and
•	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the Annual Meeting.

Implications of Being an “Emerging Growth Company” and “Smaller Reporting Company”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and a “smaller reporting company” as defined under Rule 405 of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements and no requirement to have non-binding advisory votes on executive compensation.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at https://investors.preludetx.com/investor-relations.

Board Composition and Leadership Structure

The positions of Chief Executive Officer and Chair of our Board of Directors are held by two different individuals, Krishna Vaddi and Paul A. Friedman, respectively. This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chair leads our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management.

Board’s Role in Risk Oversight

Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.

Director Independence

Our common stock is listed on the Nasdaq Global Select Market. Under the rules of the Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s Board of Directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Corporate Governance Committees must be an “independent director”. Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, Compensation Committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Martin Babler, Julian

Baker, David Bonita, Mardi C. Dier, Paul A. Friedman and Victor Sandor, representing six of our seven incumbent directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Each of these committees has a written charter, copies of which are available without charge on the investor relations section of our website at https://investors.preludetx.com/investor-relations. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee

Our Audit Committee is composed of Martin Babler, David Bonita and Mardi C. Dier. Mardi C. Dier is the Chair of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Mardi C. Dier is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose on her any duties, obligations or liabilities that are greater than are generally imposed on members of our audit committee and our Board of Directors. Our Audit Committee is directly responsible for, among other things:

•	selecting and hiring our independent registered public accounting firm;
•	the qualifications, independence and performance of our independent auditors;
•	the preparation of the audit committee report to be included in our annual proxy statement;
•	overseeing our compliance with legal and regulatory requirements;
•	our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements; and
•	reviewing and approving related-person transactions.

Compensation Committee

Our Compensation Committee is composed of Julian Baker, David Bonita and Mardi C. Dier. David Bonita is the Chair of our Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Our Compensation Committee is responsible for, among other things:

•	evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs;
•	evaluating and providing input for non-employee director compensation arrangements for determination by the management team;
•	administering our cash-based and equity-based compensation plans; and
•	overseeing our compliance with regulatory requirements associated with the compensation of directors, officers and employees.

The Compensation Committee has the sole authority and responsibility, subject to any approval by the Board of Directors which the Compensation Committee or legal counsel determines to be desirable or required by applicable law or the Nasdaq rules, to determine all aspects of executive compensation packages for the Chief Executive Officer and other executive officers. The Compensation Committee also makes recommendations to our Board of Directors regarding the form and amount of compensation of non-employee directors. The Compensation Committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers, and the recommendations of the Board of Directors or any member of the Board of Directors with respect to compensation of the Chief Executive Officer and other executive officers.

The Compensation Committee engaged an independent executive compensation consulting firm, Compensia, to evaluate our executive compensation and Board of Directors compensation program and practices and to provide advice and ongoing assistance on these matters for the fiscal year ended December 31, 2021. Specifically, Compensia was engaged to:

•	provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;
•	review and assess our current Board of Directors, Chief Executive Officer and other executive officer compensation policies and practices and equity profile, relative to market practices;
•	review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the Compensation Committee; and
•	review market practices regarding base salary, bonus and equity programs.

Representatives of Compensia and our prior independent executive compensation consulting firm, Radford, each met informally with the Chair of the Compensation Committee and attended the regular meetings of the Compensation Committee during their respective periods of appointment during 2021, including executive sessions from time to time without any members of management present. During the fiscal year ended December 31, 2021, Compensia and Radford worked directly with the Compensation Committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. The Compensation Committee has determined that none of the work performed by Compensia or Radford during the fiscal year ended December 31, 2021 raised any conflict of interest.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Julian Baker, Paul A. Friedman and Victor Sandor. Julian Baker is the Chair of our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying, considering and recommending candidates for membership on our Board of Directors;
•	overseeing the process of evaluating the performance of our Board of Directors; and
•	advising our Board of Directors on other corporate governance matters.

Codes of Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. We intend to disclose future amendments to certain provisions of our code of conduct, or waivers of these provisions, on our website or in public filings. The full text of our code of conduct is posted on the investor relations section of our website at https://investors.preludetx.com/investor-relations.

Anti-hedging

We have adopted an Insider Trading Policy that that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive officers, which prohibits such individuals from purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in market value of our common stock, such as prepaid variable forward contracts, equity swaps, collars, forward sale contracts and exchange funds.

Compensation Committee Interlocks and Insider Participation

During 2021, Julian Baker, David Bonita and Mardi C. Dier served on our Compensation Committee. None of our current executive officers has served as a member of the Board of Directors, or as a member of the Compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during the fiscal year ended December 31, 2021.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2021, the Board of Directors met six times and acted by unanimous written consent five times, the Audit Committee met four times and acted by unanimous written consent one time, the Compensation Committee met four times and acted by unanimous written consent five times and the Nominating and Corporate Governance committee met one time and acted by unanimous written consent one time. During 2021, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board of Directors.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chair) may do so by letters addressed to:

Prelude Therapeutics Incorporated

c/o Corporate Secretary

200 Powder Mill Road

Wilmington, Delaware 19803

All communications by letter addressed to the attention of our Corporate Secretary will be reviewed by the Corporate Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

Considerations in Evaluating Director Nominees

The Nominating and Corporate Governance Committee is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The Nominating and Corporate Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.

Our Board of Directors encourages selection of directors who will contribute to the company’s overall corporate goals. The Nominating and Corporate Governance Committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and personal skills in life sciences and biotechnology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board of Directors. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also, under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Corporate Governance Committee considers director tenure. We value diversity on a company-wide basis but have not adopted a specific policy regarding Board diversity. For further information on the current composition of our board see “Board Diversity” under the section below entitled “Proposal No. 1 Election of Class II Directors — Non-Employee Director Compensation”.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications as described above. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.12 of our bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, Prelude Therapeutics Incorporated, 200 Powder Mill Road, Wilmington, Delaware 19803. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”

PROPOSAL NO. 1

ELECTION OF CLASS II DIRECTORS

Our Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class II will stand for election at this meeting. The terms of office of directors in Class I and Class III do not expire until the annual meetings of stockholders to be held in 2024 and 2023, respectively. Our Nominating and Corporate Governance Committee recommended to our Board of Directors, and our Board of Directors nominated Martin Babler, Julian Baker and Victor Sandor, each of whom is currently serving as a Class II director, for election as Class II directors at the Annual Meeting. At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that each of the Class II nominees be elected as a Class II director for a three-year term expiring at the annual meeting of stockholders to be held in 2025 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation, removal, disqualification or removal.

Each director will be elected by a plurality of the votes present online at the virtual Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the three individuals nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or multiple of the nominees or “WITHHOLD” your vote with respect to one or multiple of the nominees. Shares represented by proxies will be voted “FOR” the election of each of the Class II nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than three directors.

Nominees to the Board of Directors

The nominees and their ages as of December 31, 2021 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Martin Babler (1)	57	Class II
Julian Baker (2)(3)	55	Class II
Victor Sandor, M.D.C.M. (2)	55	Class II

(1)	Member of our Audit Committee
(2)	Member of our Nominating and Corporate Governance Committee our Compensation Committee
(3)	Member of our Compensation Committee

Martin Babler has served as a member of our Board of Directors since July 2021. Mr. Babler serves as the President and Chief Executive Officer of Alumis Inc., a biopharmaceutical company since September 2021. Prior to his current role he was President and Chief Executive Officer at Principia Biopharma Inc., a biopharmaceutical company from April 2011 until its acquisition by Sanofi S.A. in October 2020. From December 2007 to April 2011, Mr. Babler served as President and Chief Executive Officer of Talima Therapeutics, Inc., a pharmaceutical company. From 1998 to 2007, Mr. Babler held several positions at Genentech, Inc., a biopharmaceutical company, most notably as Vice President, Immunology Sales and Marketing. While at Genentech he also helped to build and led the Commercial Development organization and led the Cardiovascular Marketing organization. Mr. Babler was previously employed at Eli Lilly and Company, a pharmaceutical company, in positions focused on sales, sales management, global marketing and business development. Mr. Babler presently serves on the Board of Directors of Neoleukin Therapeutics, Inc., Omega Alpha SPAC and on the Emerging Companies Section Governing Board of the Biotechnology Innovation Organization, or BIO. Mr. Babler received a Swiss Federal Diploma in pharmacy from the Federal Institute of Technology in Zurich and completed the Executive Development Program at the Kellogg Graduate School of Management at Northwestern University. We believe Mr. Babler is qualified to serve on our Board of Directors because of his experience in the biotechnology industry and his extensive experience in finance and accounting.

Julian C. Baker has served as a member of our Board of Directors since January 2021. Mr. Baker is a Managing Member of Baker Bros. Advisors LP, which he and his brother, Felix Baker, Ph.D., founded in 2000. Mr. Baker's career as a fund-manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch Family. Previously, Mr. Baker was employed from 1988 to 1993 by the private equity investment arm of Credit Suisse First Boston Corporation. Mr. Baker holds an A.B. from Harvard University. We believe Mr. Baker is qualified to serve on our Board of Directors due to his experience investing in many life sciences companies.

Victor Sandor, M.D.C.M. has served as a member of our Board of Directors since May 2020. From September 2014 to December 2019, Dr. Sandor served as the Chief Medical Officer at Array BioPharma Inc., a pharmaceutical company. From September 2014 to June 2019, he served as the Senior Vice President for Global Clinical Development at Incyte Corporation, a pharmaceutical company. From February 2010 to September 2014, Dr. Sandor served as the Vice President and Chief Medical Officer for oncology at Biogen Idec and, from October 2009 to February 2010, held positions of increasing responsibility in oncology product development at AstraZeneca. Dr. Sandor has served on the Board of Directors of ADC Therapeutics SA since April 2020, Istarti Oncology since July 2019, and Merus N.V. since June 2019. Dr. Sandor received a M.D.C.M. from McGill University in Montreal, Canada, and completed his Fellowship in Medical Oncology at the National Institutes of Health in Bethesda, Maryland. We believe that Dr. Sandor is qualified to serve on our Board of Directors due to his experience in the field of medicine, clinical drug development and scientific experience.

Continuing Directors

The directors who are serving for terms that end after the Annual Meeting and their ages as of December 31, 2021 are provided in the table below. Additional biographical information for each continuing director is set forth in the text below the table.

Name	Age	Class
Paul Friedman, M.D.(1)	78	Class I
David Bonita, M.D.(3)(2)	46	Class I
Krishna Vaddi, Ph.D.	56	Class III
Mardi C. Dier (3)(2)	57	Class III

(1)	Member of our Nominating and Corporate Governance Committee
(2)	Member of our Audit Committee
(3)	Member of our Compensation Committee

Paul A. Friedman, M.D. has served as a member of our Board of Directors since July 2016. Dr. Friedman has served as Chief Executive Officer and Chairman of the board of directors of Madrigal Pharmaceuticals, Inc., a biopharmaceutical company, since July 2016. Dr. Friedman previously served as the Chief Executive Officer of Incyte Corporation from November 2001 to January 2014. Dr. Friedman currently serves on the board of directors of Madrigal Pharmaceuticals, Inc. He has previously served on the boards of directors of Incyte Corporation, Alexion Pharmaceuticals, Cerulean Pharma Inc. and Verastem, Inc. Dr. Friedman received an A.B. in Biology from Princeton University and an M.D. from Harvard Medical School. We believe that Dr. Friedman’s extensive experience in our business and on public company boards qualifies him to serve on our Board of Directors.

David Bonita, M.D. has served as a member of our Board of Directors since July 2016. Dr. Bonita is a member at OrbiMed Advisors LLC, an investment firm. Dr. Bonita currently serves on the boards of directors of Acutus Medical, Inc., Ikena Oncology, Inc., IMARA Inc., Repare Therapeutics Inc. and Tricida, Inc., as well as several private companies. Dr. Bonita also previously served on the boards of directors of Clementia Pharmaceuticals Inc., Loxo Oncology, Inc., SI-BONE, Inc., and ViewRay Inc. Prior to OrbiMed, Dr. Bonita worked as a corporate finance analyst in the healthcare investment banking groups of Morgan Stanley and UBS. He has published scientific articles in peer-reviewed journals based on signal transduction research performed at Harvard Medical School. He received a B.A. in biology from Harvard University and a joint M.D./M.B.A. from Columbia University. We believe that Dr. Bonita is qualified to serve on our Board of Directors based on his roles on several public and private boards of directors as well as his extensive experience in investing in healthcare companies.

Krishna (“Kris”) Vaddi, Ph.D. has served as our Chief Executive Officer and a member of our Board of Directors since February 2016. From June 2014 to June 2016, Dr. Vaddi also served as Chief Executive Officer of Orsenix, LLC, a clinical stage biotechnology company. Dr. Vaddi previously held several roles at Incyte Corporation, most recently as Senior Advisor from June 2015 to June 2016 and Group Vice President from March 2010 to June 2015. Dr. Vaddi received a BVSc in Veterinary Medicine from Acharya N.G. Ranga Agricultural University in India and a Ph.D. in Pharmacology and Toxicology from the University of Florida. We believe that Dr. Vaddi’s experience as our founder and Chief Executive Officer and history in the biopharmaceutical field qualifies him to serve on our Board of Directors.

Mardi C. Dier has served as a member of our Board of Directors since August 2020. Mr. Dier serves as the Chief Executive Office of Ultragenyx Pharmaceutical Inc., a biotechnology company since October 2020. Ms. Dier recently served as Executive Vice President and Chief Financial Officer, and also as Chief Business Officer, of Portola Pharmaceuticals, Inc., a biopharmaceutical company, from November 2013 and October 2018, respectively, until its acquisition by Alexion Pharmaceuticals in July 2020, and as a Senior Vice President and Chief Financial Officer from August 2006 to November 2013. From 2003 to 2006, Ms. Dier served as Vice President of Investor Relations at Chiron Corporation, a biopharmaceutical company. From 1994 to 2001, Ms. Dier served as a Director, Investment Banking at Prudential Securities, Inc., a securities firm. Ms. Dier previously served as a supervising senior accountant at the audit department of KPMG Peat Marwick, an accounting firm, from 1986 to 1990. Ms. Dier currently serves as a director, and member of the audit committee, of ORIC Pharmaceuticals, Inc and Synthekine. Ms. Dier received a B.S. in Biology from Stanford University and an M.B.A. from the Anderson Graduate School of Management at the University of California, Los Angeles. We believe Ms. Dier is qualified to serve on our Board of Directors because of her experience in the biotechnology industry and her extensive experience in finance and accounting.

Board Diversity

Due to the complex nature of our business, the Board believes it is important to consider diversity of race, ethnicity, gender, sexual orientation, age, education, cultural background, and professional experiences in evaluating board candidates in order to provide practical insights and diverse perspectives.

Board Diversity Matrix (As of April 21, 2022)
Total Number of Directors	7
	Woman	Man	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—

Family Relationships

There are no familial relationships among any of our directors and executive officers.

Non-Employee Director Compensation

Our current non-employee director program as approved by the Board of Directors is as follows:

Each non-employee director who is elected or appointed to our Board of Directors will be granted an option to purchase 49,000 shares of our common stock upon the director’s initial appointment to our Board of Directors, referred to as an Initial Grant. The Initial Grant will vest in 36 annual installments on each monthly anniversary of the date of grant, such that the Initial Grant will become fully vested and exercisable on the third anniversary of the date of grant, subject to the directors continued service on each applicable vesting date or an earlier change of control of Prelude. If the non-employee director’s service ends on the date of vesting, then the vesting will be deemed to have occurred.

In addition, each non-employee director who continues to serve on our Board of Directors following our annual meeting of stockholders will be granted an option to purchase 24,500 shares of our common stock on the date of such annual meeting of stockholders, referred to as an Annual Grant. Each Annual Grant will vest on the earlier of (a) the next annual meeting of the Company’s stockholders and (b) the one-year anniversary of the grant date of the Annual Grant, subject to the director’s continued service on the applicable vesting date or an earlier change in control of Prelude. If the non-employee director’s service ends on the date of vesting, then the vesting will be deemed to have occurred.

Non-employee directors are also reimbursed for reasonable expenses incurred in serving as a director, including travel expenses for attending meetings of our Board of Directors.

The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the year ended December 31, 2021. Our Chief Executive Officer, Dr. Vaddi, receives no compensation for his service as a director. Other than as described below, none of our non-employee directors received any fees or reimbursement of any expenses (other than customary expenses in connection with the attendance of meetings of our Board of Directors) or any equity or non-equity awards in the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Martin Babler	16,399	782,226	798,625
Julian Baker(2)	48,000	592,412	640,412
Kelvin Neu (3)	3,333	—	3,333
David Bonita, M.D.(4)	52,500	592,412	644,912
Mardi C. Dier	55,000	592,412	647,412
Paul A. Friedman, M.D.	73,606	592,412	666,018
Victor Sandor, M.D.C.M.	74,349	675,651	750,000

(1)

The amounts reported in the Option Awards columns represent the aggregate grant date fair value of the awards granted under our 2020 Stock Incentive Plan, or the 2020 Plan, to the directors during the year ended December 31, 2021 as computed in accordance with FASB ASC Topic 718, or ASC 718. The assumptions used in calculating the grant date fair value of the awards reported in the Option Awards columns are set forth in Note 10 to our audited financial statements included in our Form 10-K . Note that the amounts reported in this column reflect the aggregate accounting cost for these options, and do not necessarily correspond to the actual economic value that may be received by the director from the options.

As of December 31, 2021, Mr. Bonita, Ms. Dier, and Mr. Friedman each held options to purchase 70,032 shares of our common stock, Mr. Babler held options to purchase 36,400 shares of our common stock, Mr. Baker held options to purchase 23,344 shares of our common stock, and Mr. Sandor held options to purchase 89,260 shares of our common stock.

(2)	Mr. Baker earned compensation under our Non-Employee Director Compensation Policy which was paid directly to Mr. Baker’s employer.
(3)	Dr. Neu earned compensation under our Non-Employee Director Compensation Policy which was paid directly to Dr. Neu’s employer. Dr. Neu resigned from the Board effective January 25, 2021.
(4)	Dr. Bonita earned compensation under our Non-Employee Director Compensation Policy which was paid directly to Dr. Bonita’s employer.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED CLASS II DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP as our principal independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2022. Ernst & Young LLP audited our financial statements for the fiscal years ended December 31, 2021 and 2020. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Although ratification by stockholders is not required by law, our Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and the interests of our stockholders.

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2021 and 2020.

Principal Accountant Fees and Services

Fees Billed	Fiscal Year 2021	Fiscal Year 2020
Audit fees(1)	$454,000	$1,140,000
Audit-related fees(2)	—	—
Tax fees(3)	20,940	—
All other fees(4)	2,000	—
Total fees	$476,940	$1,140,000

(1)

“Audit fees” include fees for professional services provided by Ernst & Young LLP in connection with the audit of our financial statements, review of our quarterly financial statements, and related services that are typically provided in connection with registration statements, including the registration statement for our initial public offering in 2020. Included in the 2020 Audit Fees are $640,000 of fees billed in connection with our initial public offering and follow-on equity offering.

(2)	“Audit-related fees” include fees billed for assurance and related services reasonably related to the performance of the audit or review of our financial statements for fiscal years 2021 and 2020.
(3)	“Tax fees” include fees for professional services rendered for tax return preparation services.
(4)	All other fees for the year ended December 31, 2021 were for expenses rendered in connection with software licensures fees. There were no other fees incurred in 2020.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of the Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless and only to the extent that we specifically incorporate it by reference.

The Audit Committee has reviewed and discussed with our management and Ernst & Young LLP our audited financial statements as of and for the year ended December 31, 2021. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the U.S. Securities and Exchange Commission.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements as of and for the year ended December 31, 2021 be included in our Form 10-K for filing with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee

Mardi C. Dier, Chair

Martin Babler

David Bonita

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2022, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our directors or director nominees;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

Percentage ownership of our common stock is based on 47,695,368 shares of our common stock outstanding on March 31, 2022 (of which 11,402,037 shares are non-voting common stock). We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 31, 2022 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Prelude Therapeutics Incorporated, 200 Powder Mill Road, Wilmington, Delaware 19803.

	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Name of Beneficial Owner	Voting Common Stock	Non-Voting Common Stock	Voting Common Stock	Non-Voting Common Stock
Directors and Named Executive Officers:
Krishna Vaddi(1)	3,723,240	—	10.0%	—
Peggy Scherle(2)	151,648	—	*	—
Andrew Combs(3)	363,849	—	1.0	—
Brian Piper(4)	15,883	—	*	—
Paul Friedman(5)	526,038	—	1.4	—
David Bonita(6)	10,065,631	5,680,186	27.7	49.8%
Julian Baker(7)	10,123,824	5,721,851	27.9	50.2
Victor Sandor(8)	56,366	—	*	—
Mardi Dier(9)	37,140	—	*	—
Martin Babler(10)	10,111	—	*	—
All executive officers and directors as a group (11 persons) #	25,072,348	11,402,037	66.5	100.0
Other 5% or Greater Stockholders:
OrbiMed Entities(11)	10,039,691	5,680,186	27.7	49.8
Baker Bros. Advisors LP and Affiliates(12)	10,126,417	5,721,851	27.9	50.2
FMR LLC(13)	5,938,932	—	16.4	—

*	Represents beneficial ownership of less than one percent.
#	Includes directors, nominees and current executive officers.
(1)

Consists of (i) 2,682,201 shares of voting common stock held by Dr. Vaddi, of which (a) 368,788 shares are unvested as of March 31, 2022 and subject to forfeiture to us if Dr. Vaddi ceases to provide service to us prior to the vesting of the shares and (b) 1,041,039 shares of voting common stock subject to options that are exercisable within 60 days of March 31, 2022, (ii) 101,477 shares of voting common stock held by Sidus Ventures, LLC, (iii) 423,655 shares of voting common stock held by Dolphin City Trust, (iv) 551,776 shares of voting common stock held by Blue Sky Trust and (v) 551,774 shares of voting common stock held by Brocade Trust. Dr. Vaddi is the manager of Sidus Ventures, LLC and may be deemed to have beneficial ownership over the securities held by Sidus Ventures, LLC. Dr. Vaddi is the beneficiary of Dolphin City Trust and may be deemed to have beneficial ownership over the securities held by Dolphin City Trust. Dr. Vaddi is the investment advisor for each of the Blue Sky Trust and the Brocade Trust, and may be deemed to have beneficial ownership over the securities held by each of the Blue Sky Trust and the Brocade Trust.

(2)	Represents 151,648 shares of voting common stock are subject to options that are exercisable within 60 days of March 31, 2022.
(3)	Represents 363,849 shares of voting common stock, of which 59,407 shares of voting common stock are subject to options that are exercisable within 60 days of March 31, 2022.
(4)	Represents 15,883 shares of voting common stock. Mr. Piper resigned as our Chief Financial Officer on November 19, 2021.
(5)	Represents 526,038 shares of voting common stock, of which 25,940 shares of voting common stock are subject to options that are exercisable within 60 days of March 31, 2022.
(6)

Represents (i) shares of common stock referenced in footnote (11) below and (ii) 25,940 shares of voting common stock subject to options that are exercisable within 60 days of March 31, 2022. For the common stock referenced in footnote (11) below, Dr. Bonita is a member at OrbiMed Advisors, but he disclaims beneficial ownership of the shares held by OPI VI, except to the extent of his pecuniary interest therein if any.

(7)

Represents shares of common stock referenced in footnote (12) below. Mr. Baker disclaims beneficial ownership of all shares held by the Baker Funds, except to the extent of his indirect pecuniary interest therein.

(8)	Represents 56,366 shares of voting common stock are subject to options that are exercisable within 60 days of March 31, 2022.
(9)	Represents 37,140 shares of voting common stock, of which 27,140 shares of voting common stock are subject to options that are exercisable within 60 days of March 31, 2022.
(10)	Represents 10,111 shares of voting common stock are subject to options that are exercisable within 60 days of March 31, 2022.
(11)

Based solely on information contained on a Schedule 13D/A filed January 14, 2021. Represents (i) 526,300 shares of voting common stock purchased by OrbiMed Partners Master Fund Limited, or OPM, (ii) 9,250,191 shares of voting common stock purchased by OrbiMed Private Investments VI, LP, or OPI VI, (iii) 263,200 shares of voting common stock purchased by The Biotech Growth Trust PLC, or BIOG, and together with OPM and OPI VI, the OrbiMed Entities, (iv) 5,596,886 shares of non-voting common stock purchased by OPI VI and (v) 83,300 shares of non-voting common stock purchased by BIOG. OrbiMed Capital GP VI LLC, or OrbiMed GP VI, is the general partner of OPI VI and OrbiMed Advisors LLC, or OrbiMed Advisors, a registered investment adviser under the Investment Advisors Act of 1940, as amended, is the managing member of OrbiMed GP VI. By virtue of such relationships, OrbiMed GP VI and OrbiMed Advisors may be deemed to have voting and investment power over the securities held by OPI VI and as a result may be deemed to have beneficial ownership over such securities. David Bonita, a member of OrbiMed Advisors, is a member of our Board of Directors. Each of OrbiMed GP VI, OrbiMed Advisors, and David Bonita disclaims beneficial ownership of the shares held by OPI VI, except to the extent of its or his pecuniary interest therein if any. OrbiMed Capital LLC, or OrbiMed Capital, is the portfolio manager to BIOG and the investment advisor to OPM. By virtue of such relationships, OrbiMed Capital may be deemed to have voting and investment power over the securities held by BIOG and OPM, and as a result may be deemed to have beneficial ownership over such securities. OrbiMed Capital is a relying advisor of OrbiMed Advisors. OrbiMed Capital and OrbiMed Advisors exercise voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild. The address of the OrbiMed Entities is 601 Lexington Avenue, 54th Floor, New York, NY 10022.

(12)

Based on information contained on a Schedule 13D/A filed January 29, 2021. Represents (i) 2,593 shares of voting common stock subject to options that are exercisable within 60 days of March 31, 2022 and 5,188 shares of voting common stock from exercise of options, (ii) 870,873 shares of our voting common stock and 509,480 shares of our non-voting common stock held by 667, L.P. and (iii) 9,247,763 shares of our voting common stock and 5,212,371 shares of our non-voting common stock held by Baker Brothers Life Sciences, L.P., together with 667, L.P. (the Baker Funds). Baker Bros. Advisors LP, or the Adviser, serves as the investment adviser to the Baker Funds and has complete and unlimited discretion and authority with respect to their investments and voting power over the securities held by the Baker Funds. Baker Bros. Advisors (GP) LLC, or the Adviser GP, is the sole general partner of the Adviser. Julian C. Baker and Felix J. Baker are the managing members of the Adviser GP. The shares of non-voting common stock are only convertible to voting common stock to the extent that after giving effect to such conversion the holders thereof, together with their affiliates and any members of a Section 13(d) group with such holders, would beneficially own, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, no more than

9.99% of the outstanding shares of common stock (the Beneficial Ownership Limitation). By written notice to the Company, the Baker Funds may from time to time increase or decrease the Beneficial Ownership Limitation applicable to that Baker Fund to any other percentage not in excess of 19.99%. Any such change will not be effective until the 61st day after such notice is delivered to the Company. Julian C. Baker is also a member of our Board of Directors. Julian C. Baker, Felix J. Baker, the Adviser GP and the Adviser disclaim beneficial ownership of these securities held directly by the Baker Funds, except to the extent of their pecuniary interest therein. The address for the Adviser, the Adviser GP, Felix J. Baker and Julian C. Baker is c/o Baker Bros. Advisors LP, 860 Washington Street, 3rd Floor, New York, NY 10014.

(13)	Based solely on information contained on a Schedule 13G/A filed February 9, 2022.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of April 21, 2022:

Name	Age	Position(s)
Krishna Vaddi, Ph.D.	56	Chief Executive Officer and Director
Jane Huang, M.D.	49	President and Chief Medical Officer
Laurent Chardonnet	57	Chief Financial Officer
Peggy A. Scherle, Ph.D.	60	Chief Scientific Officer
Andrew P. Combs, Ph.D.	56	Executive Vice President and Head of Chemistry

Krishna (“Kris”) Vaddi, Ph.D. has served as our Chief Executive Officer and a member of our Board of Directors since February 2016. Dr. Vaddi’s biographical information is set forth above under the heading “Proposal No. 1 Election of Class II Directors – Continuing Directors.”

Jane Huang, M.D. has served as our President and Chief Medical Officer since April 2022. Prior to joining the Company, Dr. Huang served as Chief Medical Officer, Hematology of BeiGene, Ltd., since September 2016. Prior to BeiGene, Dr. Huang served as the Vice President, Clinical Development at Acerta Pharma from April 2015 to September 2016. Previously, she worked at Genentech, Inc from 2005 to March 2015, serving most recently as Group Medical Director. Dr. Huang has served as a director for Protara Therapeutics, Inc. since June 2021, and she currently serves as an Adjunct Clinical Assistant Professor in Oncology at Stanford University, specializing in thoracic oncology. Dr. Huang received her Bachelor of Science degree in Biological Sciences from Stanford University in 1994 and her M.D. from University of Washington School of Medicine in 1998. She is board certified in hematology, oncology, and internal medicine, and she completed her residency in internal medicine and fellowships in hematology and oncology at Stanford University.

Laurent Chardonnet, M.B.A. has served as our Chief Financial Officer since November 2021. Mr. Chardonnet previously served as Senior Vice President and Chief Financial Officer of Axcella Health Inc. from November 2019 until November 2021. From 2004 to November 2019, Mr. Chardonnet served in various positions at Incyte Corporation, including Vice President, Treasurer and Principal Accounting Officer, Head of Finance and Administration for the Incyte’s European division; and as Vice President of Alliances Prior to Incyte, Mr. Chardonnet served as Controller, Vice President of Finance and acting Chief Financial Officer of Drug Abuse Sciences, a privately held biotechnology company, and as a senior consultant at PricewaterhouseCoopers LLP. Mr. Chardonnet received his Master of Business Administration from Vanderbilt University and his initial business degree from the Institut Superieur de Gestion in Paris.

Peggy A. Scherle, Ph.D. has served as our Chief Scientific Officer since April 2018. Dr. Scherle previously held several roles at Incyte Corporation, a pharmaceutical company, most recently as Group Vice President, Discovery Biology and Preclinical Pharmacology from March 2017 until March 2018. Her prior roles at Incyte included Vice President, Preclinical Pharmacology from 2014 until 2017 and as Executive Director, In Vitro Biology from 2011 until 2014. Earlier in her career, Dr. Scherle held scientific research positions with DuPont Pharmaceuticals and Bristol-Myers Squibb. Dr. Scherle received a B.S. degree in Biochemistry from Michigan State University and a Ph.D. in Immunology from the University of Pennsylvania. She completed her postdoctoral training at the National Institutes of Health.

Andrew P. Combs, Ph.D. has served as our Executive Vice President and Head of Chemistry since April 2019. Dr. Combs previously held several roles at Incyte Corporation, a pharmaceutical company, most recently as Vice President of Discovery Chemistry where he led teams in medicinal chemistry, analytical chemistry, enabling technologies, computational design and informatics from January 2003 until February 2019. His prior roles at Incyte included as Senior Director from 2003 until 2006 and as Executive Director from 2006 until 2015 and Vice President from 2015 until 2019. Earlier in his career, Dr. Combs held positions of increasing responsibility, starting as a Senior Research Scientist and advancing to a Director of medicinal chemistry at DuPont-Merck, DuPont Pharmaceuticals and Bristol-Myers Squibb. Dr. Combs received B.S. degrees in Chemistry and Molecular Biology from the University of Wisconsin-Madison, a Ph.D. in Organic Chemistry from the University of California, Los Angeles, and completed his training as a Howard Hughes Medical Institute post-doctoral fellow at Harvard University.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure set forth information about the compensation provided to certain of our executive officers during the years ended December 31, 2021 and 2020. These executive officers, who include our principal executive officer, the two most highly-compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2021, and the most highly-compensated executive officer who would otherwise be disclosed, except that such executive officer was not serving as an executive officer at the end of the fiscal year ended December 31, 2021 were:

•	Krishna Vaddi, Ph.D., Chief Executive Officer;
•	Peggy Scherle, Ph.D., Chief Scientific Officer; and
•	Andrew Combs, Ph.D., Executive Vice President and Head of Chemistry
•	Brian Piper, M.B.A., Former Chief Financial Officer;

We refer to these individuals as our “named executive officers.”

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the years ended December 31, 2021 and 2020.

Name and Principal Position	Year	Salary($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Total($)
Krishna Vaddi, Ph.D.(3)	2021	544,192		—	6,224,234	265,688	7,034,114
Chief Executive Officer	2020	417,058		1,409,998	9,576,741	228,667	11,632,464
Peggy Scherle, Ph.D.	2021	408,271		—	2,068,828	156,000	2,633,099
Chief Scientific Officer	2020	347,865		—	2,170,824	171,552	2,690,241
Andrew Combs, Ph.D.	2021	406,461		—	2,068,828	156,000	2,631,289
EVP and Head of Chemistry	2020	321,538		—	1,533,537	160,988	2,016,063
Brian Piper, M.B.A	2021	389,458	(4)	—	2,518,565	—	2,908,023
Former Chief Financial Officer	2020	328,942		—	1,471,410	160,988	1,961,340

(1)

The amounts reported in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of the awards granted under the 2016 Plan and the 2020 Plan to the named executive officers during the years ended December 31, 2021 and December 31, 2020 as computed in accordance with FASB ASC Topic 718, or ASC 718. The assumptions used in calculating the grant date fair value of the awards reported in the Stock Awards and Option Awards columns are set forth in Note 10 to our audited financial statements included in our Form 10-K. Note that the amounts reported in this column reflect the aggregate accounting cost for these awards, and do not necessarily correspond to the actual economic value that may be received by the named executive officer from the awards.

(2)	Represents cash bonus amounts for fiscal year 2021 awarded to our named executed officers which are awarded based on achievement of our corporate performance goals and individual achievement.
(3)	Dr. Vaddi is also a member of our Board of Directors but does not receive any additional compensation in his capacity as a director.
(4)	The salary reported for Mr. Piper reflects the salary earned through November 19, 2021, which was his final day of employment with us.

Non-Equity Incentive Plan Compensation

Annual bonuses for our executive officers are based on the achievement of corporate and, for all of the executive officers other than our Chief Executive Officer, individual performance objectives, as determined by our Board of Directors. For the 2021 bonuses, the corporate performance objectives included determination of Phase 2 for PRT543 and PRT811, demonstrating object responses to PRT1419, IND toxicology studies of PRT2527, ensuring company wide compliance and alignment with our budget and culture objectives while strengthening our corporate function and capabilities. In February

2022, based on the achievement of these corporate performance objectives and satisfaction of individual performance goals, our Board of Directors determined to award bonuses equal to 98% of target.

2021 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of our named executive officers, information regarding outstanding stock options held as of December 31, 2021.

				Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested (#)		Market Value of Shares of Restricted Stock That Have Not Vested ($)(1)
Krishna Vaddi, Ph.D.	2/28/2017	12,969	(2)	—		0.31	2/27/2027	—		—
	10/5/2017	—		—		—	—	—		—
	8/3/2018	—		—		—	—	56,834	(4)	707,583
	6/17/2019	369,934		202,865	(3)	1.89	6/16/2029	—		—
	6/17/2019	—		—		—	—	153,098	(4)	1,906,070
	3/26/2020	—		—		—	—	243,168	(5)	3,027,442
	3/27/2020	250,602		322,196	(6)	1.89	3/26/2030	—		—
	9/2/2020	225,101		495,226	(6)	12.85	9/1/2030	—		—
	7/20/2021	—		285,800	(6)	31.23	7/19/2031	—		—
Peggy Scherle, Ph.D.	5/30/2018	—		—		—	—	43,230	(7)	538,214
	11/13/2018	7,205		19,813	(6)	1.43	11/13/2028	—		—
	2/13/2019	30,621		12,609	(6)	1.43	2/13/2029	—		—
	3/27/2020	18,355		24,317	(6)	1.89	3/26/2030	—		—
	9/2/2020	58,089		127,799	(6)	12.85	9/1/2030	—		—
	7/20/2021	—		95,000	(6)	31.23	7/19/2031	—		—
Andrew Combs, Ph.D.	6/17/2019	—		—		—	—	81,054	(8)	1,009,122
	3/27/2020	37,825		48,634	(6)	1.89	3/26/2030	—		—
	9/2/2020	36,477		80,244	(6)	12.85	9/1/2030	—		—
	7/20/2021	—		95,000	(6)	31.23	7/19/2031	—		—

(1)	Based on the closing price of our common stock on December 31, 2021.
(2)	This option was 100% vested on the grant date.
(3)

1/4th of the option vested on the one-year anniversary of the vesting commencement date and an additional 1/48th vests monthly thereafter, subject to the executive’s continued service to us. The options are also subject to acceleration of vesting upon a qualifying termination of employment, as described in greater detail in the “Employment Arrangements with our Named Executive Officers” section below.

(4)

1/4th of the restricted stock vested on the one-year anniversary of the vesting commencement date, and an additional 1/48th vests monthly thereafter for 36 months, subject to the executive’s continued service to us. These shares would vest in full upon a qualifying termination of employment, as described in the “Employment Arrangements with our Named Executive Officers” section below.

(5)

1/4th of the restricted stock vests on the one-year anniversary of the vesting commencement date, and an additional 1/48th vests monthly thereafter for 36 months, subject to the executive’s continued service to us. These shares would vest in full upon a qualifying termination of employment, as described in the “Employment Arrangements with our Named Executive Officers” section below.

(6)

1/4th of the option vests on the one-year anniversary of the vesting commencement date and an additional 1/48th vests monthly thereafter, subject to the executive’s continued service to us. The options are also subject to acceleration of vesting upon a qualifying termination of employment, as described in greater detail in the “Employment Arrangements with our Named Executive Officers” section below.

(7)	Restricted stock vests 100% after 4 years equally, subject to the executive's continued service to us.
(8)

1/4th of the restricted stock vested on the one-year anniversary of the vesting commencement date, and an additional 1/48th vests monthly thereafter for 36 months, subject to the executive’s continued service to us. These shares would vest in full upon a qualifying termination of employment, as described in the “Employment Arrangements with our Named Executive Officers” section below.

Employment Arrangements with our Named Executive Officers

We have entered into written employment agreements with each of our named executive officers, setting forth the terms and conditions of employment of each named executive officer, including his or her initial base salary, target bonus, equity awards and employee benefit plan participation, including the following base salaries and target bonus opportunities for each of our named executive officers: Krishna Vaddi: $545,000 base salary and target bonus of 50% of base salary; Brian Piper: $400,000 base salary and target bonus of 40% base salary; Peggy Scherle: $400,000 base salary and target bonus of 40% base salary; Andrew Combs: $400,000 base salary and target bonus of 40%. Brian Piper’s employment agreement was terminated upon his separation in November 2021.

Potential Payments upon Termination or Change in Control

Under the employment agreements with our named executive officers, in the event the named executive officer is terminated by the Company without “cause”, he or she will be entitled to receive his or her base salary and we will directly pay or reimburse the named executive officer for the cost of continued healthcare coverage, in each case for 12 months in the case of Dr. Vaddi and for nine months in each case of Dr. Scherle and Dr. Combs.

In the event that the named executive officer is terminated without “cause” or he or she resigns for “good reason” , in each case, within 12 months following a change in control of the company, in lieu of the foregoing, he or she will be entitled to receive (i) his or her base salary and we will directly pay or reimburse the named executive officer for the cost of continued healthcare coverage, in each case for 18 months in the case of Dr. Vaddi and for 12 months in each case for Dr. Scherle and Dr. Combs, (ii) a multiple of his or her annual target bonus opportunity equal to 150% for Dr. Vaddi and 100% for Dr. Scherle and Dr. Combs, and (iii) his or her equity awards will become fully vested and exercisable, as applicable.

The severance payments and benefits would be subject to the named executive officer’s execution of a general release of claims against us, and his or her agreement to comply with the non-competition and non-solicitation provisions in his or her proprietary information and restrictive covenant agreement. To the extent such severance payments and benefits are payable in connection with a change in control and would result in excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then each of the named executive officers would be entitled to receive (i) the full payment of such payments and benefits or (ii) such lesser amount as would result in no portion of those payments and benefits being subject to the excise tax, whichever results in the greater net after-tax position for the executive.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2021 with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	7,179,482	$15.36	5,314,849
Equity compensation plans not approved by security holders	—	—	—
Total	7,179,482	$15.36	5,314,849

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

From January 1, 2021 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under “Proposal No. 1 Election of Class II Directors” and “Executive Compensation” above.

Participation in Our Public Offering

OrbiMed Private Investments VI, LP and its affiliated entities, and the Baker Funds, each a holder of more than 5% of our common stock and an affiliate of a member of our Board of Directors, each purchased, through their affiliated entities, 41,700 shares and 166,666 shares of our non-voting common stock, respectively, in our public offering at the public offering price in January 2021.

Equity Grants to Executive Officers and Directors

We have granted stock options to our executive officers and certain directors, as more fully described in the sections entitled “Executive Compensation” and “Proposal No. 1 Election of Class II Directors — Non-Employee Director Compensation,” respectively.

Director and Executive Officer Compensation

Please see the sections entitled “Proposal No. 1 Election of Class II Directors — Non-Employee Director Compensation” and “Executive Compensation” for information regarding the compensation of our directors and executive officers.

Employment Agreements

We have entered into employment offer letters with certain of our executive officers, and we intend to enter into amended and restated employment offer letters with our executive officers prior to the completion of this offering. For more information regarding these agreements, see the section entitled “Executive Compensation — Employment Agreements.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements, our restated certificate of incorporation and our restated bylaws will require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our restated bylaws also require us to advance expenses incurred by our directors and officers.

Policies and Procedures for Related-Party Transactions

Our Board of Directors has adopted a written related person transactions policy. Under this policy, our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our audit committee, or our nominating and corporate governance committee in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, the related party’s relationship to the Company and interest in the transaction and the potential impact on a director’s independence if the related party is a director.

ADDITIONAL INFORMATION

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2021, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that in April 2021, David J. Mauro, M.D., Ph.D., Deborah Morosini, M.D., Peggy A. Scherle, Ph.D. and Christopher Pierce, M.B.A. each failed to timely file a Form 4 related to each person’s respective exercise of employee stock options and the sale of common stock pursuant to a Rule 10b5-1 trading plan.

Stockholder Proposals to be Presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Prelude Therapeutics Incorporated, 200 Powder Mill Road, Wilmington, Delaware 19803.

To be timely for our company’s annual meeting of stockholders to be held in 2023 (2023 Annual Meeting), a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business on March 3, 2023 and not later than the close of business on April 4, 2023. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2023 Annual Meeting the information required by applicable law and our bylaws. However, if the date of the 2023 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary of the date of our 2022 Annual Meeting, for the stockholder notice to be timely, it must be delivered to the Corporate Secretary at our principal executive offices not earlier than the close of business on the 105th day prior to the currently proposed annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by us.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2022 Annual Meeting must be received by us not later than December 30, 2022 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2023 Annual Meeting the information required by applicable law and our bylaws.

Available Information

The Form 10-K is also available at https://investors.preludetx.com/investor-relations.

“Householding” - Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker. Stockholders may revoke their consent at any time by contacting Computershare Trust Company, N.A., either by calling 1-800-736-3001, or by writing via regular mail to: Computershare Trust Company, PO Box 505000, Louisville, KY 40233-5000 UNITED STATES or by overnight delivery to: Computershare Trust Company, 462 South 4th Street, Suite 1600, Louisville, KY 40202 UNITED STATES.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Form 10-K and other proxy materials, you may write our Investor Relations Department at Prelude Therapeutics Incorporated, 200 Powder Mill Road, Wilmington, Delaware 19803, Attn: Investor Relations, submit a request on our website at https://investors.preludetx.com/investor-relations or email Lindsey Trickett, Vice President of Investor Relations, at ltrickett@preludetx.com.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address or telephone number listed above.

OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

PRELUDE THERAPEUTICS INCORPORATED 200 POWDER MILL ROAD WILMINGTON, DE 19803   VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 16, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PRLD2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.   SCAN TO VIEW MATERIALS & VOTE TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:   D83038-P74306 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY   PRELUDE THERAPEUTICS INCORPORATED The Board of Directors recommends you vote FOR the following:   For All Withhold All For All Except   To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.   1. Election of Directors   Nominees: 01) Martin Babler 02) Julian Baker 03) Victor Sandor, M.D.C.M.   The Board of Directors recommends you vote FOR the following proposal:   For Against Abstain   2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the company for its fiscal year ending December 31, 2022.   Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. D83039-P74306 PRELUDE THERAPEUTICS INCORPORATED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS JUNE 17, 2022 The shareholder(s) hereby appoint(s) Krishna Vaddi and Laurent Chardonnet, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) Stock of Prelude Therapeutics Incorporated that the shareholder(s) is/are entitled to vote at theAnnual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/PRLD2022 at 1:00 p.m. Eastern Timeon Friday, June 17, 2022, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND PROPOSAL 2. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE